Exhibit 99.2

SEMPRA ENERGY
Table F (Unaudited)

Income Statement Data by Business Unit

Three Months Ended December 31, 2007

(Dollars in millions)	SDG&E	SoCalGas	Commodities	Generation	Pipelines & Storage	LNG	Consolidating Adjustments, Parent & Other	Total

Operating Revenues	$ 768	$ 1,114	$ 773	$ 412	$ 72	$ (11)	$ (18)	$ 3,110

Cost of Sales and Other Operating Expenses	588	937	465	328	70	13	34	2,435

Litigation Expense (Adjustment)	2	(1)	4	(1)	-	1	(1)	4

Depreciation & Amortization	76	71	7	15	2	-	1	172

Operating Income (Loss)	102	107	297	70	-	(25)	(52)	499

Other Income, Net	1	1	-	3	2	-	13	20

Income (Loss) before Interest & Taxes (1)	103	108	297	73	2	(25)	(39)	519

Net Interest Expense (Income) (2)	22	12	15	(2)	1	-	13	61

Income Tax Expense (Benefit)	34	38	96	35	-	(6)	(14)	183

Equity in Earnings of Certain Unconsolidated Subsidiaries	-	-	-	-	13	-	-	13

Discontinued Operations	-	-	-	-	-	-	1	1

Net Income (Loss)	$ 47	$ 58	$ 186	$ 40	$ 14	$ (19)	$ (37)	$ 289

Three Months Ended December 31, 2006

(Dollars in millions)	SDG&E	SoCalGas	Commodities	Generation	Pipelines & Storage	LNG	Consolidating Adjustments, Parent & Other	Total

Operating Revenues	$ 696	$ 1,036	$ 1,078	$ 422	$ 68	$ (1)	$ (54)	$ 3,245

Cost of Sales and Other Operating Expenses	519	868	701	334	62	8	4	2,496

Litigation Expense	-	1	2	8	1	1	-	13

Depreciation & Amortization	72	67	6	12	3	-	6	166

Operating Income (Loss)	105	100	369	68	2	(10)	(64)	570

Other Income (Expense), Net	(7)	-	-	1	(1)	-	13	6

Income (Loss) before Interest & Taxes (1)	98	100	369	69	1	(10)	(51)	576

Net Interest Expense (Income) (2)	17	11	14	(11)	(2)	(3)	19	45

Income Tax Expense (Benefit)	26	34	125	27	20	-	(52)	180

Equity in Losses of Certain Unconsolidated Subsidiaries	-	-	(16)	-	(206)	-	-	(222)

Discontinued Operations	-	-	-	-	-	-	(4)	(4)

Net Income (Loss)	$ 55	$ 55	$ 214	$ 53	$ (223)	$ (7)	$ (22)	$ 125

(1) Management believes "Income (Loss) before Interest & Taxes" (Operating Income plus Other Income, Net) is a useful measurement of our business units' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income taxes, neither of which is directly relevant to the efficiency of those operations.

(2) Net Interest Expense (Income) includes Interest Income, Interest Expense and Preferred Dividends of Subsidiaries.

SEMPRA ENERGY
Table F (Unaudited)

Income Statement Data by Business Unit

Year Ended December 31, 2007

(Dollars in millions)	SDG&E	SoCalGas	Commodities	Generation	Pipelines & Storage	LNG	Consolidating Adjustments, Parent & Other	Total

Operating Revenues	$ 2,852	$ 4,282	$ 2,674	$ 1,476	$ 314	$ (22)	$ (138)	$11,438

Cost of Sales and Other Operating Expenses	2,041	3,563	1,848	1,168	297	42	41	9,000

Litigation Expense	10	1	58	1	-	2	1	73

Depreciation & Amortization	301	281	26	56	11	-	11	686

Operating Income (Loss)	500	437	742	251	6	(66)	(191)	1,679

Other Income (Expense), Net	11	(3)	-	9	(1)	-	65	81

Income (Loss) before Interest & Taxes (1)	511	434	742	260	5	(66)	(126)	1,760

Net Interest Expense (Income) (2)	93	44	31	(13)	2	2	51	210

Income Tax Expense (Benefit)	135	160	252	111	(2)	(22)	(110)	524

Equity in Earnings of Certain Unconsolidated Subsidiaries	-	-	40	-	59	-	-	99

Discontinued Operations	-	-	-	-	-	-	(26)	(26)

Net Income (Loss)	$ 283	$ 230	$ 499	$ 162	$ 64	$ (46)	$ (93)	$ 1,099

Year Ended December 31, 2006

(Dollars in millions)	SDG&E	SoCalGas	Commodities	Generation	Pipelines & Storage	LNG	Consolidating Adjustments, Parent & Other	Total

Operating Revenues	$ 2,785	$ 4,181	$ 3,256	$ 1,454	$ 295	$ (22)	$ (188)	$11,761

Cost of Sales and Other Operating Expenses	2,014	3,477	2,345	1,120	272	37	(2)	9,263

Litigation Expense (Adjustment)	3	(2)	10	38	4	1	2	56

Depreciation & Amortization	291	267	25	46	12	-	16	657

Operating Income (Loss)	477	439	876	250	7	(60)	(204)	1,785

Other Income (Expense), Net	8	(1)	-	355	2	-	17	381

Income (Loss) before Interest & Taxes (1)	485	438	876	605	9	(60)	(187)	2,166

Net Interest Expense (Income) (2)	96	42	62	(13)	(4)	-	69	252

Income Tax Expense (Benefit)	152	173	294	243	12	(18)	(215)	641

Equity in Losses of Certain Unconsolidated Subsidiaries	-	-	(16)	-	(166)	-	-	(182)

Discontinued Operations	-	-	-	-	-	-	315	315

Net Income (Loss)	$ 237	$ 223	$ 504	$ 375	$ (165)	$ (42)	$ 274	$ 1,406

(1) Management believes "Income (Loss) before Interest & Taxes" (Operating Income plus Other Income, Net) is a useful measurement of our business units' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income taxes, neither of which is directly relevant to the efficiency of those operations.

(2) Net Interest Expense (Income) includes Interest Income, Interest Expense and Preferred Dividends of Subsidiaries.